Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, R. Michael Kleine, certify as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Miramar Labs, Inc. on Form 10-K for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Miramar Labs, Inc. at the dates and for the periods indicated.

Date:	March 16, 2017

		By:	/s/ R. Michael Kleine
R. Michael Kleine
Chief Executive Officer

I, Brigid A. Makes, certify as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Miramar Labs, Inc. on Form 10-K for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Miramar Labs, Inc. at the dates and for the periods indicated.

Date:	March 16, 2017

		By:	/s/ Brigid A. Makes
Brigid A. Makes
Chief Financial Officer